CITIFUNDS INSTITUTIONAL TRUST


MANAGEMENT AGREEMENT
Legg Mason Partners Fund Advisor, LLC


2006, by and between CitiFunds Institutional Trust
(the "Trust") and Legg Mason Partners Fund Advisor,
LLC, a Delaware limited liability company
(the "Manager").

WHEREAS, the Trust is registered as a
management investment company under the
Investment Company Act
 of 1940, as amended (the "1940 Act");

WHEREAS, the Manager is engaged primarily in rendering investment advisory, management and administrative services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

WHEREAS, the Trust wishes to retain the
Manager to provide investment advisory,
management, and administrative
 services to the Trust 	with respect to the
series of the Trust designated in
Schedule A annexed hereto
(the "Fund"); and	WHEREAS, the
Manager is willing to furnish such
services on the terms
and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the promises
 and mutual covenants herein contained, it is agreed as follows:

1	The Trust hereby appoints the Manager
to act as investment adviser and administrator
 of the Fund for the period and on the 	terms
set forth in this Agreement.  The Manager
accepts such appointment and agrees to
render the services herein set forth, for
the compensation herein provided.
2	The Fund shall at all times keep the
Manager fully informed 	with regard to the
securities owned by it, its funds available,
or to become available, for investment,
and generally as to the condition of
its affairs.  It shall furnish the Manager
with such other documents
and information with regard to its affairs
as the Manager
may from time to time reasonably request.
3	(a)	Subject to the supervision of
the Trust's Board of Trustees (the "Board"), the
Manager shall regularly provide the
Fund with investment research, advice,
management and supervision and
shall furnish a continuous investment program for
the Fund's portfolio of securities and other
investments consistent 	with the Fund's investment
 objectives, policies and restrictions,
as stated in the Fund's current Prospectus and Statement of Additional Information. The Manager
 shall determine from time to time what securities and other investments will be purchased, retained, sold or exchanged by the Fund and what portion of the assets of the Fund's portfolio will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions, all subject to the provisions of the
Trust's Declaration of Trust and By-Laws
(collectively, the "Governing Documents"), the
1940 Act, and the applicable rules and
regulations promulgated thereunder by
the Securities and Exchange Commission
(the "SEC") and interpretive
guidance issued thereunder by the SEC
staff and any other applicable federal
and state law, as well as the
investment objectives, policies and restrictions of the Fund referred to above, and any other specific policies adopted by the Board and disclosed to the
Manager.  The Manager is authorized as the agent
 of the Trust to give instructions to the custodian of the Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject to applicable provisions of the 1940 Act and direction from the Board, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of a Fund in one or more investment companies.
The Manager will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities
 Exchange Act of 1934, as amended (the "Exchange Act") to the Funds and/or the other accounts over which the Manager or its affiliates exercise investment discretion. The Manager is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Manager and its affiliates have with respect to accounts over which they exercise investment discretion. The
Board may adopt policies and procedures that modify
 and restrict the Manager's authority regarding the execution of the Fund's portfolio transactions provided herein. The Manager shall also provide advice and recommendations with respect to other aspects of the business and affairs of the Fund, shall exercise voting rights, rights to consent to corporate action and any other rights pertaining to a Fund's portfolio securities subject to such direction as the Board may provide, and shall perform such other functions of investment management and supervision as may be directed by the Board.
(b) Subject to the direction and control of the Board, the Manager shall perform such administrative and management services as may from time to time be reasonably requested by the Fund as necessary for the operation of the Fund, such as
(i) supervising the overall administration of the Fund, including negotiation of contracts and fees with and the monitoring of performance and billings of the Fund's transfer agent, shareholder servicing agents, custodian and other independent contractors or agents,
(ii) providing certain compliance, fund accounting, regulatory reporting, and tax reporting services,
(iii) preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and other communications to shareholders, (iv) maintaining the Fund's existence, and (v) during such times as shares are publicly offered, maintaining the registration and qualification of the Fund's shares under federal and state laws. Notwithstanding the foregoing, the Manager shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the distribution of the shares of any Fund, nor shall the Manager be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, fund accounting agent, custodian, shareholder servicing agent or other agent, in each case employed by the Fund to perform such functions.(c) The Fund hereby authorizes any entity or person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by
Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).
 Notwithstanding the foregoing, the Manager agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Manager or its affiliates is participating, or arrange for purchases and sales of securities between a Fund and another account advised by the Manager or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by a Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund's then-current Prospectus and Statement of
Additional Information relative to the Manager and its directors and officers.

4. Subject to the Board's approval, the Manager
 or the Fund may enter into contracts with
one or more investment subadvisers or
subadministrators, including without limitation,
 affiliates of the Manager, in which the Manager
 delegates to such investment subadvisers
or subadministrators any or all its duties
specified hereunder, 	on such terms as the
 Manager will determine to be necessary, desirable
or appropriate, provided that in each case the
 Manager shall 	supervise the activities of each
such subadviser or subadministrator and further
 provided that such contracts impose on
any investment 	subadviser or
subadministrator bound thereby all the
conditions to which the Manager is subject
hereunder and that such contracts are entered
into in accordance with and meet all applicable
requirements of the 1940 Act.
5	(a)	The Manager, at its expense,
 shall supply the Board and officers of the
Trust with all information and reports reasonably
required by them and reasonably
available to the Manager
and shall furnish the Fund with office facilities,
including space, furniture and equipment and all
personnel reasonably necessary for the operation
of the Fund.  The Manager shall oversee the
maintenance of all books and records with
respect to the Fund's securities transactions
and the keeping of the Fund's books of
account in accordance with all applicable
federal and state laws 	and regulations.
In compliance with the requirements of Rule 31a-3
under the 1940 Act, the Manager hereby agrees
 that any records that it maintains for the
Fund are the property of the Fund, and further
 agrees to surrender promptly to the Fund any of
such records upon the Fund's request.  The
Manager further agrees 	to arrange
for the preservation
 of the records required to be
maintained by Rule 31a-1
 under the 1940 Act for the periods prescribed
by Rule 31a-2 under the 1940 Act.
The Manager shall authorize and permit
any of its directors, officers
and employees, 	who may be elected as Board
members or officers of the Fund, to serve in the
capacities in which they are elected.
	(b)	"The Manager shall bear all
expenses, and shall furnish all necessary services,
 facilities and personnel, in connection with
its responsibilities under this Agreement.
Other than as herein specifically indicated,
 the Manager shall not be responsible for
 the Fund's expenses, including, without limitation,
advisory fees; distribution fees; interest;
taxes; governmental fees; voluntary assessments
and other expenses incurred in connection with
membership in investment company organizations;
organization costs of the Fund; the cost
including brokerage commissions, transaction
fees or charges, if any) in connection with
the purchase or sale of the Fund's securities
 and other investments and any losses in connection
therewith; fees and expenses of custodians,
transfer agents, registrars, independent pricing
vendors or other agents; legal expenses; loan
commitment fees; expenses relating to share
certificates; expenses relating to the issuing
 and redemption or repurchase of the Fund's
shares and servicing shareholder accounts; expenses
 of registering and qualifying the Fund's shares
for sale under applicable federal and state law;
 expenses of preparing, setting in print, printing
and distributing prospectuses and statements of
additional information and any supplements thereto,
reports, proxy statements, notices and dividends
to the Fund's shareholders; 	costs of stationery;
website costs; costs of meetings of the Board
or any committee
thereof, meetings of shareholders and
other meetings of the Fund; Board fees; audit fees;
 travel expenses of officers, members of the Board
and employees of the Fund, if any;
and the Fund's pro rata portion of premiums on any
fidelity bond and other insurance covering the Fund
and its officers, 	Board members and employees;
 litigation expenses and any non-recurring or extraordinary expenses as may arise, including, without limitation, those relating to actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify the Fund's Board members and officers with respect thereto.

6	"No member of the Board, officer or
employee of the Trust or Fund shall receive from the Trust or Fund any salary or other compensation as such member of the Board, officer or employee while he is at the same time a director, officer, or employee of the Manager or any affiliated company of the Manager, except as the Board may decide. This paragraph shall not apply to Board members, executive committee members, consultants and other persons who are not regular members of the Manager's or any affiliated company's staff.

7	As compensation for the services performed
and the facilities furnished and expenses assumed
 by the Manager, including the services of any
consultants retained by the Manager, the Fund shall
pay the	Manager, as promptly as possible after the
last day of each month, a fee, computed daily at an annual rate set forth opposite the Fund's name on Schedule A annexed hereto, provided however, that if the Fund invests all or substantially all of its assets in another registered investment company for which the Manager or an affiliate of the Manager serves as investment adviser or investment manager, the annual fee computed as set forth on such Schedule A shall be reduced by the aggregate management fees allocated to that Fund for the Fund's then-current fiscal year from such other registered investment company. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Manager for all services prior to that date.
If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund in that period from the beginning of such month to such date of termination, and shall be that proportion of such
average daily net assets as the number of business days in such period bears to the number of business days in such month.  The
average daily net assets of the Fund shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Board.

8	The Manager assumes no responsibility
under this Agreement other than to render the
services called for hereunder, in good faith,
and shall not be liable for any error of
judgment or mistake of law, or for any loss
arising out of any investment or for
any act or omission
in the execution of securities transactions for
a Fund, provided that nothing in this Agreement
shall protect the Manager against any liability
to the Fund to which the Manager would otherwise
be subject by reason of willful misfeasance,
bad faith, or gross negligence in the performance
of its duties or by reason of its reckless
disregard of its obligations and duties hereunder.
As used in this Section 8, the term "Manager" shall
 include any affiliates of the Manager performing
services for the Trust 	or the Fund contemplated
hereby and the partners, shareholders, directors, officers and employees of the Manager and such affiliates.

9	Nothing in this Agreement shall limit or
restrict the right of any director, officer, or
employee of the Manager who may also be a Board
member, officer, or employee of the Trust or the
Fund, to engage in any 	other business or to
devote his time and attention in part to the
management or other aspects of any other business,
whether of a similar 	nature or a
dissimilar nature,
 nor to limit or restrict the right of the
Manager to engage in any other business or torender
services of any kind, including investment advisory
and management services, to any
other fund, firm, individual or association.
If the purchase or sale of
securities consistent with the investment
policies of a Fund or one or 	more other
accounts of the Manager is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Manager.
Such transactions may be combined, in accordance
 with applicable laws and regulations, and consistent with the Manager's policies and procedures as presented to the Board from time to time.

10	For the purposes of this Agreement,
the Fund's "net assetsshall be determined
as provided in the Fund's then-current
Prospectus and Statement of Additional
Information and the terms "assignment,"
interested person, and "majority of the
outstanding voting securities	shall have
the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.

11	This Agreement will become effective
 with respect to the Fund on the date set forth
 opposite the Fund's name on Schedule A annexed
hereto, provided that it shall have been approved
 by the Trust's Board and by the shareholders of
 the Fund in accordance with the requirements of the
1940 Act and, unless sooner terminated as provided
herein, will continue in effect
until November 30, 2007.
  Thereafter, if not terminated, this Agreement
shall continue in effect with respect to the Fund,
so long as such continuance is specifically approved
at least 	annually (i) by the Board or (ii) by
 a vote of a majority of the 	outstanding voting
securities of the Fund, provided that in either
event the continuance is also approved by a majority
 of the Board 	members who are not interested persons
 of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

12	This Agreement is terminable with respect
 to the Fund without penalty by the Board or by
vote of a majority of the outstanding voting
securities of the Fund, in each case on not more
than 60 days' nor less than 30 days' written notice
to the Manager, or by the Manager upon 	not less
 than 90 days' written notice to the Fund, and will
be 	terminated upon the mutual written
consent of the Manager and the Trust.  This
Agreement shall terminate automatically in the event of its assignment by the Manager and shall not be assignable by the Trust without the consent of the Manager.

13	The Manager agrees that for services
rendered to the Fund, or for any claim by it
 in connection with services rendered to the
Fund, 	it shall look only to assets of the
Fund for satisfaction and that 	it shall have
no claim against the assets of any other portfolios of the Trust. The undersigned officer of the Trust has executed this Agreement not individually, but as an officer under the Trust's Declaration of Trust and the obligations of this Agreement are not
binding upon any of the Trustees, officers or shareholders of the Trust individually.

14	No provision of this Agreement may be
changed, waived, discharged or terminated orally,
but only by an instrument in writing
signed by the party against which enforcement
of the 	change, waiver, discharge or termination
 is sought, and no material amendment of the Agreement shall be effective until approved, if so required by the 1940 Act, by vote of the holders of a majority of the Fund's outstanding voting securities.

15	This Agreement embodies the entire
agreement and understanding between the parties
 hereto, and supersedes all prior agreements and part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

16	This Agreement shall be construed and
 the provisions thereof interpreted under and in accordance with the laws of the State of New York.

[signature page to follow]


	IN WITNESS WHEREOF, the parties hereto
have caused this Agreement to be executed by their
officers thereunto duly authorized.
	CITIFUNDS INSTITUTIONAL TRUST
By:
Name:
Title:


	LEGG MASON PARTNERS FUND ADVISOR,
LLC

By:
Name:
Title:




Schedule A


Citi Institutional Cash Reserves

Date:

1-Aug-06

Fee:

The following percentage of the Fund's
average daily
net assets: 0.20%



Citi Institutional Enhanced Income Fund

Date:

1-Aug-06

Fee:

The following percentage of the Fund's
average daily net
assets: 0.20%



Citi Institutional Liquid Reserves

Date:

1-Aug-06

Fee:

The following percentage of the Fund's
average daily
net assets:

First $1 billion--0.25%
Next $1 billion--0.225%
Next $3 billion--0.20%
Next $5 billion--0.175%
Over $10 billion--0.15%


Citi Institutional Tax Free Reserves

Date:

1-Aug-06

Fee:

The following percentage of the Fund's
average daily
net assets:

First $1 billion--0.25%
Next $1 billion--0.225%
Next $3 billion--0.20%
Next $5 billion--0.175%
Over $10 billion--0.15%


Citi Institutional U.S. Treasury Reserves

Date:

1-Aug-06

Fee:

The following percentage of the Fund's
average daily
net assets:

First $1 billion--0.25%
Next $1 billion--0.225%
Next $3 billion--0.20%
Next $5 billion--0.175%
Over $10 billion--0.15%